UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

ONCBIOMUNE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

11441 Industriplex Blvd.

Suite 190

Baton Rouge, LA 70809

(Address of principal executive offices)

(225) 227-2384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

On May 6, 2020, the independent members of the Board of Directors (the “Board”) of OncBioMune Pharmaceuticals, Inc., a Nevada corporation (the “Company”), approved the issuance of a total of 450,001 restricted shares of common stock to Jonathan Head, Ph.D., the Chairman of the Board and the Company’s Chief Scientific Officer and Andrew Kucharchuk, the Company’s Chief Executive Officer, Chief Financial Officer and President, in lieu of and in satisfaction of accrued and unpaid compensation owed to them in the aggregate amount of $27,000. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Following these issuances, a total of 1,398,070 shares of our common stock are issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

By:	/s/ Andrew Kucharchuk
Name:	Andrew Kucharchuk
Title:	Chief Executive Officer, Chief Financial Officer and President

Date: May 8, 2020